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 1 EX-23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Pep Boys - Manny, Moe & Jack on Form S-3 of our report dated March 22, 1994, appearing in the Annual Report on Form 10-K of The Pep Boys - Manny,
Moe & Jack for the year ended January 29, 1994 and to the reference to us under the headings "Selected Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania


August 16, 1994

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